Exhibit 99.3

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Condensed Consolidated Balance Sheet at December 31, 2004
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2004
Notes to Pro Forma Condensed Consolidated Financial Statements

@ROAD, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements (the “Unaudited Pro Forma Statements”) give effect to the acquisition of Vidus Limited (“Vidus”) under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America. The Unaudited Pro Forma Statements have been prepared to give effect to the transaction set out in the Acquisition Agreement dated December 15, 2004 and are presented for illustrative purposes only. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition of Vidus as if it had occurred on December 31, 2004. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2004 gives effect to the acquisition of Vidus as if it were completed on January 1, 2004.

The pro forma adjustments are based upon available information and preliminary assumptions as described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements. The Unaudited Pro Forma Statements are not necessarily indicative of what the actual results of operations or financial position of @Road, Inc. (“@Road”) would have been if the acquisition of Vidus had in fact occurred on the dates or for the periods indicated, nor do they purport to project the results of operations or financial position of @Road for any future periods or as of any date. The Unaudited Pro Forma Statements do not give effect to any cost savings, operating synergies, and revenue enhancements which may result from the acquisition of Vidus or the costs of achieving these cost savings, operating synergies, and revenue enhancements.

The Unaudited Pro Forma Statements should be read in conjunction with the audited consolidated financial statements and the related notes of @Road included in its Annual Report on Form 10-K for the year ended December 31, 2004 and Vidus included in this Current Report on Form 8-K/A.

@ROAD, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Expressed in United States dollars)

(In thousands)

(Unaudited)

	December 31, 2004
	@Road (1)	Vidus (2)	Pro Forma Adjustments		Pro Forma
			(Note 3)
ASSETS
Current assets:
Cash and cash equivalents	$14,494	$1,451	$(5,448	)(d)	$10,497
Short-term investments	103,222	—			103,222
Accounts receivable, net	7,960	1,171			9,131
Inventories	3,593	—			3,593
Deferred product costs	11,104	—			11,104
Prepaid expenses and other	1,542	782			2,324

Total current assets	141,915	3,404			139,871
Property and equipment, net	3,668	1,065			4,733
Deferred product costs	5,947	—			5,947
Intangible assets, net	—	16,054	17,036	(b)	33,090
Goodwill	—	—	25,625	(b)	25,625
Other assets	680	—			680

Total assets	$152,210	$20,523			$209,946

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,666	$1,272			$6,938
Accrued liabilities	5,529	1,722	1,341	(a)	8,592
Loans	—	5,448	(5,448	)(d)	—
Deferred revenue and customer deposits	11,347	4,081 (1)	(1,731	)(g)	13,697

Total current liabilities	22,542	12,523			29,227
Deferred revenue	4,830	17,372	(13,698	)(g)	8,504
Deferred tax liability	—	—	4,479	(c)	4,479
Other long-term liabilities	2	119			121

Total liabilities	27,374	31,014			42,331

Redeemable preferred stock	—	—	10,200	(e)	10,200

Stockholders’ equity:
Common stock	232,016	19,807	18,424	(a)(e)	270,247
Notes receivable from stockholders	—	(12)			(12)
Accumulated other comprehensive loss	(179)	—			(179)
Accumulated deficit	(107,001)	(29,286)	23,646	(e)(f)	(112,641)

Total stockholders’ equity (deficit)	124,836	(9,491)			157,415

Total liabilities, redeemable preferred stock and stockholders’ equity	$152,210	$20,523			$209,946

Notes:

(1)  Amounts are derived from @Road, Inc. consolidated financial statements.

(2)  Amounts represent those reported in the Vidus financial statements included in this Current Report on Form 8-K/A, after incorporating adjustments necessary to conform to U.S. GAAP as stated in footnote 25 to the Vidus financial statements, and have been translated using the exchange rate of $1.9266 per British Pound. Certain other reclassifications have been made to conform the Vidus presentation to that of @Road, Inc.

See accompanying notes to the unaudited pro forma statements.

@ROAD, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Expressed in United States dollars)

(In thousands, except per share amounts)

(Unaudited)

	Year Ended December 31, 2004
	@Road (1)	Vidus (2)	Pro Forma Adjustments		Pro Forma
			(Note 3)
Revenues:
Hosted service	$58,828				$58,828
Hosted product	16,406				16,406
Licensed service	—	$6,855			6,855

Total revenues	75,234	6,855			82,089

Costs and expenses:
Cost of hosted service revenue (excluding intangibles amortization included below)	16,515	—			16,515
Cost of hosted product revenue	18,310	—			18,310
Cost of licensed service (excluding intangibles amortization included below)	—	5,466			5,466
Intangibles amortization	28	1,767	$2,273	(h)	4,068
Sales and marketing	12,335	7,688			20,023
Research and development	6,191	5,352			11,543
General and administrative	12,020	3,204			15,224
Terminated acquisition costs	2,138	—			2,138
Stock compensation	4	58			62

Total costs and expenses	67,541	23,535			93,349

Income (loss) from operations	7,693	(16,680)			(11,260)
Other income (expense), net	1,528	(364)	317	(i)	1,481

Income (loss) before income taxes	9,221	(17,044)			(9,779)
Income tax benefit	—	250			250

Net income (loss)	9,221	(16,794)			(9,529)

Redeemable preferred stock dividends	—	—	(663)	(j)	(663)
Net income (loss) attributable to common stockholders	$9,221	$(16,794)			$(10,192)

Net income (loss) per share:
Basic	$0.17				$(0.16)

Diluted	$0.16				$(0.16)

Shares used in calculating net income (loss) per share:
Basic	54,296		5,454		59,750
Diluted	57,435		2,315		59,750

Notes:

(1)  Amounts are derived from @Road, Inc. consolidated financial statements.

(2)  Amounts represent those reported in the Vidus financial statements included in this Current Report on Form 8-K/A, after incorporating adjustments necessary to conform to U.S. GAAP as stated in footnote 25 to the Vidus financial statements, and have been translated using the exchange rate of $1.9266 per British Pound. Certain other reclassifications have been made to conform the Vidus presentation to that of @Road, Inc.

See accompanying notes to the unaudited pro forma statements.

@ROAD, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.     Basis of Presentation

On February 18, 2005, @Road, Inc. (“the Company”) completed the acquisition of Vidus Limited (“Vidus”) in a transaction accounted for as a business combination using the purchase method.  As consideration for the acquisition, the Company issued approximately 5,454,000 shares of its common stock valued at $38,177,000 and newly created redeemable preferred stock in face amount of approximately $10,200,000, extinguished for cash existing debt of approximately $4,561,000 in exchange for all of the outstanding shares of Vidus capital stock, and issued approximately 146,000 vested options with a fair value of $532,000. Under the terms of the grants, each option has been classified as a non-qualified stock option, is fully vested, has an exercise price ranging from $0.67 to $2.00 per share and generally has a one-year term. In addition, the Company settled existing debt of approximately $927,000 for cash. The Company incurred estimated acquisition related costs of $1,341,000 of which $478,000 was allocated to the issuance of common stock.  The purchase price is subject to an adjustment for the final working capital and cash balance, in addition to expenses to be reimbursed to the selling stockholders.  As such, the Company reduced the redeemable preferred stock issued by approximately $2,452,000, consisting of the reimbursement to the selling stockholders of $1,191,000 and the adjustment to the final working capital and cash balance of $1,261,000 (the “Preferred Stock Adjustment”).

The total consideration is subject to an adjustment in approximately one year, if the average closing price of the Company’s common stock for any ten consecutive trading days during such period does not meet an average market price per share of $7.00. The fair value of the Company’s common stock was derived from this guaranteed market price per share of $7.00. The Company has allocated the total purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition date.  The purchase price is an estimate due to anticipated acquisition costs; however, management expects the final purchase price to be materially consistent with this estimate. The fair value of the stock options was determined using the Black-Scholes option pricing model with the following assumptions: no dividend yield, expected volatility of 94%, expected life of one year and a risk-free interest rate of 2.86%.

The unaudited pro forma condensed consolidated financial statements are in United States dollars and have been prepared in accordance with the Securities and Exchange Commission Rule 11-02 of Regulation S-X. The historical financial information for the Company and Vidus has been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates. In the opinion of management, the unaudited pro forma condensed consolidated financial statements include all adjustments necessary for a fair presentation.

The unaudited pro forma condensed consolidated balance sheet gives effect to the transaction as if it had occurred on December 31, 2004. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 give effect to the transaction as if it had occurred on January 1, 2004.

The operating results presented in the unaudited pro forma condensed consolidated financial statements may not be indicative of future combined operating results or of the operating results that would have been reported had the companies been combined. No adjustments have been made to reflect the additional costs or savings that may result from the transaction.

2.     Pro Forma Assumptions

The unaudited pro forma financial information reflects a total purchase price for Vidus as follows (in thousands):

Purchase price:
Cash	$5,448
Value of common stock	38,177
Value of redeemable preferred stock	10,200
Fair value of stock options assumed	532
Estimated acquisition costs	1,341

Total consideration	$55,698

Under the purchase method of accounting, the Company allocated the total purchase price to the acquired net tangible and intangible assets based upon their estimated fair market value as of the date of acquisition, February 18, 2005.  The intangible assets recognized, apart from goodwill, represented contractual or other legal rights of Vidus and those intangible assets of Vidus that could be clearly identified.  These intangible assets were identified and valued through interviews and analysis of data provided by Vidus concerning development projects, their stage of development, the time and resources needed to complete them and, if applicable, their expected income generating ability. There were no other contractual or other legal rights of Vidus clearly identifiable by management, other than those identified below.  The estimates of the allocation of the purchase price are as follows (in thousands):

Allocation of purchase price:
Net tangible assets assumed	$4,481
Net tangible liabilities assumed	(9,137)

Intangible assets acquired:
Core developed technology	18,410
Order backlog	5,500
Customer relationships	3,660
Trademarks and trade names	5,520

33,090

In-process research and development	5,640
Deferred tax liability	(4,479)
Costs allocated to common stock issued	478
Goodwill	25,625

$55,698

Net tangible assets assumed.  Net tangible assets assumed of approximately $4,481,000 consisted primarily of cash, accounts receivable, property and equipment.

Net tangible liabilities assumed.  Net tangible liabilities assumed of approximately $9,137,000 consisted primarily of accrued liabilities and deferred revenue.

Core developed technology.  Core developed technology of approximately $18,410,000 relates to the Vidus taskforce technology.  At the date of acquisition, the developed technology was complete and had reached technological feasibility. Any costs to be incurred in the future will relate to the ongoing maintenance of the developed technology and will be expensed as incurred. To estimate the fair value of the developed technology, an income approach was used with a discount rate of 35%, which included an analysis of future cash flows and the risks associated with achieving such cash flows. The developed technology is being amortized over its estimated useful life of ten years.

Order backlog and Customer relationships. Order backlog of $5,500,000 and the Customer relationships of $3,660,000 represented the fair value of the post contract customer support obligations and existing customer relationships. To estimate the fair value of the Order backlog and the Customer relationships, an income approach was used with a discount rate of 30%. The order backlog and Customer relationships are amortized over their estimated useful lives of three years for Order backlog and ten years for Customer relationships.

Trademarks and trade names. Vidus and its product name, taskforce, have strong name recognition in European field service management, telecommunications, cable and utilities markets. To estimate the fair value of the trademarks and trade names, an income approach was used with a discount rate of 40%. The Company expects to continue to produce and market the taskforce line of products and utilize the Vidus trade name in Europe.  Therefore, an analysis of various economic factors indicated there was no limit to the period of time the trademark and trade names would contribute to future cash flows. Because cash flow is expected to continue indefinitely, the trademark and trade names are not being amortized, but tested for impairment annually and whenever events indicate that an impairment may have occurred.

In-process research and development. Development projects that had reached technological feasibility were classified as developed technology and the value assigned to developed technology was capitalized. Expensed in-process research and development of approximately $5,640,000 reflected research projects that had not reached technological feasibility or had no alternative future use at the time of the acquisition. In order to achieve technological feasibility, the Company estimated the hours required to complete the projects to cost approximately $6,590,000. The Company estimated the fair value assigned to in-process research and development using the income approach, which discounts to present value the cash flows attributable to the technology once it had reached technological feasibility using a discount rate of 40%.

Goodwill. Goodwill of approximately $25,625,000 represented the excess of the purchase price over the fair value of the net tangible and intangible assets acquired.  The acquisition allows the Company to integrate its technology with Vidus technology for dynamic scheduling, dispatching, routing, and appointment booking of mobile workers, cross-sell the companies’ solutions, and further develop the combined technologies to provide customers seamlessly integrated services. The acquisition also creates the ability to expand the company’s business to Europe and other international markets. These opportunities, along with the ability to hire the Vidus workforce, were significant contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, the Company is not amortizing goodwill. The Company will carry the goodwill at cost and test it for impairment annually and whenever events indicate that an impairment may have occurred.

3.     Pro Forma Adjustments

The following adjustments are reflected in the unaudited pro forma condensed consolidated financial information:

(a)   To record estimated acquisition related costs of approximately $1,341,000 of which $478,000 was allocated to the issuance of common stock;

(b)   To eliminate goodwill and purchased intangible assets recorded by Vidus and record goodwill and purchased intangible assets that arose from the purchase by @Road;

(c)   To record a deferred tax liability related to identifiable intangible assets purchased by @Road;

(d)   To record extinguishment of existing debt of Vidus of approximately $5,448,000 for cash;

(e)   To eliminate the historical shareholders’ equity of Vidus and record the estimated fair value of @Road redeemable preferred stock, common stock, and options to purchase common stock issued in connection with the acquisition, prior to the Preferred Stock Adjustment;

(f)    To record the in-process research and development charge of approximately $5,640,000 assumed to be written off at December 31, 2004; such amount has not been included in the pro forma condensed consolidated statement of operations;

(g)   To record deferred revenue at fair value of undelivered obligations;

(h)   To eliminate the Vidus amortization of intangible assets and record amortization of acquired intangible assets by @Road;

(i)    To reverse the $418,000 of interest paid on debt settled and reduce interest income by $101,000 for the 2% return on invested capital.

(j)    To record stated redeemable preferred stock dividends assumed to have been declared by the board of directors.

Based on the finalization of the valuation, purchase price allocation, integration plans and other factors, the pro forma adjustments may change from those presented in these Unaudited Pro Forma Statements.  A change in the value assigned to long-lived tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments.  The effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

4.     Unaudited pro forma combined loss per common share

The Company calculated basic unaudited pro forma loss per common share based on the issuance of approximately 5,454,000 shares of common stock due to the acquisition. The Company excluded outstanding options to purchase common stock and options issued to purchase 146,000 common shares resulting from the acquisition from its computation of diluted income per common share because inclusion of such options would have been anti-dilutive.